SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 23, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey		08837

(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01.	Entry into a Material Definitive Agreement.

          On May 23, 2006, Intelligroup, Inc. and its wholly-owned subsidiary Empower, Inc. (collectively, the “Company”) entered into a second amended and restated revolving credit loan and security agreement and second amended and restated revolving secured note (collectively “Credit Agreement”) with the Steel City Capital Funding, a division of PNC Bank, National Association (the “Bank.”)  The Credit Agreement is comprised of a two year revolving line of credit pursuant to which the Company can borrow up to $15,000,000 at the Bank’s Base Rate (as defined in the Credit Agreement) plus two (2%) percent.  The credit facility is collateralized by substantially all of the assets of the United States based operations and all subsidiary stock (not to exceed 65% of the Equity Interests of any Foreign Subsidiary).  The maximum borrowing availability under the Credit Agreement is based upon a percentage of eligible billed and unbilled accounts receivable.  Under the Credit Agreement the Company is required to maintain Minimum Loan Amount (as defined in the Credit Agreement) of (i) Five Million Dollars ($5,000,000.00) from and including the Closing Date to the first anniversary date and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000.00) from and including the first anniversary date through and including the date upon which all of the Obligations are paid in full and the Credit Agreement terminated.

          The  Credit Agreement  provides, among other things, for  the  following  financial  covenants:  (1) the Company must maintain at the end of each fiscal year a Tangible Net Worth in an amount not less than Twenty Million Dollars ($20,000,000.00); provided however that such financial covenant shall only be tested as of the end of any fiscal year in which the average Undrawn Availability has been less than five million dollars ($5,000,000.00) for a period of thirty (30) consecutive days during such fiscal year and (2) the Company must cause to be maintained as of the end of each fiscal quarter, calculated on a rolling four-quarter basis, a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0; provided however that such financial covenant shall only be tested as of the end of any quarter in which Undrawn Availability is less than Five Million Dollars ($5,000,000.00) for a period of more than thirty (30) consecutive days.

          The Credit Agreement also provides that the Company shall pay an early termination fee in an amount equal to (i) two and one-half percent (2.50%) of the Maximum Revolving Loan Amount if the Company terminates the Agreement prior to the first anniversary date, and (ii) two percent (2.00%) of the Maximum Revolving Loan Amount if the Company terminates the Agreement between the first anniversary date and any date thereafter, except an annual anniversary of the Closing Date.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such document.

ITEM 9.01.	Exhibits.

10.1 - Second Amended and Restated Revolving Credit Loan and Security Agreement dated May 23, 2006 by and between Intelligroup, Inc., Empower Inc. and Steel City Capital Funding, a division of PNC Bank, National Association.

10.2 – Second Amended and Restated Revolving Secured Note dated May 23, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Madhu Poomalil

	Name:	Madhu Poomalil
	Title:	Chief Financial Officer

Date: May 30, 2006